UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Lantern Pharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 McKinney Avenue, 7th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(972) 277-1136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of AF Chemicals Technology License Agreement

On December 30, 2020, we and AF Chemicals, LLC (“AF Chemicals”) entered into a Second Addendum to Technology License Agreement (the “Second Addendum”). The Second Addendum provides for further additions and amendments to the Technology License Agreement and Addendum we have previously entered into with AF Chemicals for the exclusive license of global patent rights from AF Chemicals for the treatment of cancer in humans for our product candidates LP-100 (Irofulven) and LP-184. The Technology License Agreement, Addendum and Second Addendum are collectively referred to as the “AFC License Agreement”.

The Second Addendum provides that, from December 30, 2020 until January 15, 2025, we will have no obligation to pay annual licensing fees, development diligence extension payments, or patent maintenance fee payments to AF Chemicals under the AFC License Agreement. The Second Addendum also provides for us to make specified payments to AF Chemicals within 10 days after signing and by March 31, 2021.

As part of the Second Addendum, we have agreed to apply for specified orphan drug designations for LP-184 in the US and EU. The Second Addendum also amends and clarifies other provisions of the Technology License Agreement, and provides us with the ability to recover a portion of initial payments made under the Second Addendum from sublicense fees or royalty payments that may be made to AF Chemicals by us or third parties prior to January 15, 2025. The AFC License Agreement, as amended by the Second Addendum, provides that the term of the agreement shall continue until the later of the expiration of the last patent licensed to us under the agreement, and the last to expire orphan drug designation, if any, relating to our product candidate LP-184 or other specified licensed technology under the agreement.

Item 8.01 Other Events.

Califia Pharma

On December 30, 2020, we entered into an Evaluation and Limited Use Agreement (the “Evaluation Agreement”) with Califia Pharma, Inc. (“Califia”). Califia’s founder, Michael J. Kelner, M.D., is a widely published researcher with recognized expertise in the areas of illudofulvene chemistry and antibody drug conjugates. Califia has developed novel transcriptional-coupled repair inhibitors that have demonstrated potential for an improved therapeutic index compared to traditional antibody drug conjugate (ADC) payloads.

The Evaluation Agreement provides for Lantern Pharma and Califia to collaborate on the in vitro and in vivo testing and evaluation of novel Califia payloads conjugated to a Lantern Pharma targeting entity. The Evaluation Agreement also provides us with the right to negotiate with Califia for exclusive license rights to use LP-184 and related analogs as the payload with an affinity drug conjugate or small molecule drug conjugate targeting entity supplied by Lantern Pharma. We also have the right under the Evaluation Agreement to negotiate for non-exclusive license rights to use a Lantern Pharma targeting entity with a payload and linker combination selected from novel specified Califia payloads and linkers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lantern Pharma Inc.,
A Delaware Corporation

Dated: January 6, 2021	By:	/s/ David R. Margrave
David R. Margrave, Chief Financial Officer

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